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                  [LETTERHEAD OF MORGAN STANLEY APPEARS HERE]


                                                                October 28, 1997

Georgia-Pacific Corporation
133 Peachtree Street, N.E.
Atlanta, GA 30303

Dear Sirs:

We hereby consent to the references to our firm name in the Proxy Statement/Prospectus which is a part of the Registration Statement of Georgia Pacific Corporation ("Georgia-Pacific") on Form S-4, relating to the special meeting of shareholders of Georgia-Pacific. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the remaining of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                               Very truly yours,
                               MORGAN STANLEY & CO. INCORPORATED


                               /s/ Patrick J. McDonough
                               ----------------------------------
                               Principal